UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 18, 2010

PLAINSCAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Entrance into Employment Agreement with Roseanna McGill

PlainsCapital Corporation, a Texas corporation (the “Company”), on behalf of itself and all of its subsidiaries, entered into an employment agreement with Roseanna McGill, effective as of April 1, 2010 (the “Employment Agreement”). Under the Employment Agreement, Ms. McGill will continue to serve as Chairman and Chief Executive Officer of PrimeLending, a PlainsCapital Company, a Texas corporation and an indirect wholly owned subsidiary of the Company (“PrimeLending”), through December 31, 2010.

Pursuant to the Employment Agreement, on January 1, 2011, Ms. McGill will relinquish the title of Chief Executive Officer and shall retain the title of Chairman, subject to annual review of her duties and title by the Board of Directors of the Company (“the Board”). The Employment Agreement has an initial term expiring on December 31, 2011, and after such time, the Employment Agreement automatically renews for subsequent one-year terms unless either party elects not to renew the Employment Agreement. Ms. McGill is entitled to an annual base salary of $650,000 and a bonus at the end of each calendar year in an amount to be determined by the Board, subject to restrictions of the Emergency Economic Stabilization Act of 2008, as it has been or may hereafter be amended (the “EESA”), and the rules and regulations promulgated thereunder. The Employment Agreement also entitles Ms. McGill to a restricted stock grant of 25,000 shares of the Company’s Original Common Stock.

In addition, Ms. McGill is entitled to benefits under the Employment Agreement, including reimbursement of employment related expenses, reasonable access to, or reimbursement for dues associated with, a country or luncheon club, and participation in the employee benefit programs and perquisites generally available to employees of the Company.

The Employment Agreement may be terminated at any time by Ms. McGill or by the Company with “Cause” (as such term is defined in the Employment Agreement), whereby Ms. McGill will be entitled to receive any unpaid compensation, earned or accrued as of the effective date of her termination. If Ms. McGill’s employment is terminated by the Company without “Cause” or as a result of non-renewal of the Employment Agreement by the Company, she will be entitled to severance pay equal to any unpaid compensation described above plus a lump-sum cash payment equal to one year’s base salary and the average bonus paid to her by the Company over the prior three years. If Ms. McGill’s employment is terminated within the six months preceding, or the twenty-four months following, a “Change of Control” (as such term is defined in the Employment Agreement), Ms. McGill may be entitled to receive additional severance payments.

All benefits provided under the Employment Agreement, including benefits upon termination, are subject to the requirements of the EESA and the U.S. Department of the Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program and may be reduced or eliminated, to the extent necessary, to comply with the requirements of the EESA and the TARP Capital Purchase Program.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Employment Agreement for a more complete understanding of its terms. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Adoption of 2010 Long-Term Incentive Plan

On March 18, 2010, the Board adopted the PlainsCapital Corporation 2010 Long-Term Incentive Plan (the “2010 Plan”), as to which the Company’s outside directors and employees, including the Company’s principal executive officer, principal financial officer and other named executive officers, may participate. The 2010 Plan allows for the granting of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem to employees and outside directors of the Company, and upon such terms as determined by the Board. The 2010 Plan permits the Company’s five most highly compensated employees to only receive grants of restricted stock and restricted stock units that comply with Section 111(b)(3)(D) of the EESA and the regulations promulgated thereunder while the Company has any obligation provided under the TARP Capital Purchase Program outstanding. Subject to certain adjustments, the maximum number of shares of the Company’s Original Common Stock that may be delivered pursuant to awards under the 2010 Plan is 1,000,000 shares.

A copy of the 2010 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the 2010 Plan for a more complete understanding of its terms. The foregoing description of the 2010 Plan is qualified in its entirety by reference to the full text of the 2010 Plan.

Section 5 – Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on March 18, 2010 the Company: (i) entered into the Employment Agreement with Roseanna McGill, the Chairman Chief Executive Officer of PrimeLending and one of the Company’s named executive officers, and (ii) entered into the 2010 Plan pursuant to which the Company’s principal executive officer, principal financial officer and other named executive officers may participate. The information in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Awards Under the 2010 Long-Term Incentive Plan

Concurrent with the Board’s adoption of the 2010 Plan, the Compensation Committee approved awards under the 2010 Plan, including a restricted stock award to Ms. McGill and restricted stock unit awards to each of the Company’s other named executive officers.

The grants awarded on March 18, 2010 to each of the Company’s named executive officers are effective on April 1, 2010 and are as follows: (i) Mr. White, Chairman, President and Chief Executive Officer, 48,057 restricted stock units; (ii) Mr. Custard, Executive Vice President and Chief Financial Officer, 5,000 restricted stock units; (iii) Mr. Feinberg, Chief Executive Officer of First Southwest Holdings, LLC, an indirect wholly owned subsidiary of the Company, 10,000 restricted stock units; (iv) Mr. Isom, Executive Vice President of Finance and Accounting, 6,000 restricted stock units; (v) Ms. McGill, Chairman and Chief Executive Officer of PrimeLending, 25,000 shares of restricted stock pursuant to her Employment Agreement; and (vi) Mr. Schaffner, Senior Executive Vice President of Lending and President of PlainsCapital Bank, the Company’s wholly owned subsidiary, 20,000 restricted stock units.

The terms of the form of restricted stock award agreement for each of the Company’s named executive officers (the “Form Restricted Stock Agreement”), pursuant to which the restricted stock award to Ms. McGill described in the preceding paragraph was awarded, are subject to the requirements of EESA and the rules and regulations promulgated thereunder, as each may be amended. Among other things, the Form Restricted Stock Agreement provides that the awarded restricted stock will become fully vested upon the fifth anniversary of the date of grant or the earlier occurrence of a change in control of the Company, an initial public listing of the Company’s common stock or other events specified in the Form Restricted Sock Agreement, in each case, provided that the award recipient is employed by the Company on the vesting date. For the Company’s five most highly compensated employees at the time of grant of a restricted stock award, the Form Restricted Stock Agreement provides that the restricted stock may not vest until the date that the U.S. Department of the Treasury no longer owns any preferred stock issued by the Company pursuant to the TARP Capital Purchase Program.

The terms of the form of restricted stock units award agreement for each of the Company’s named executive officers (the “Form RSU Agreement”), pursuant to which the restricted stock unit awards described in the second preceding paragraph were awarded, are subject to the EESA, and the rules and regulations promulgated thereunder, as each may be amended. Among other things, the Form RSU Agreement provides that a number of shares of Original Common Stock equal to the number of awarded restricted stock units will be vested and delivered to the recipient of the award upon the fifth anniversary of the date of grant or upon the earlier occurrence of a change in control of the Company, in each case, provided that the award recipient is employed by the Company on the vesting date. For the Company’s five most highly compensated employees at the time of grant of a restricted stock unit award, the Form RSU Agreement provides that the restricted stock units may not vest until the date that the U.S. Department of the Treasury no longer owns any preferred stock issued by the Company pursuant to the TARP Capital Purchase Program.

Copies of the Form Restricted Stock Agreement and the Form RSU Agreement are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Form Restricted Stock Agreement and the Form RSU Agreement for a more complete understanding of their terms. The foregoing description of the Form Restricted Stock Agreement and the Form RSU Agreement is qualified in its entirety by reference to the full text of the Form Restricted Stock Agreement and the Form RSU Agreement.

Section 8 – Other Events

Item 8.01	Other Events.

On March 18, 2010, the Board declared a cash dividend payable on March 31, 2010 to common shareholders of record as of March 19, 2010. The dividend declared was $0.05 per share of Original Common Stock.

Section 9.01 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of March 18, 2010, between Roseanna McGill and PlainsCapital Corporation.

10.2	PlainsCapital Corporation 2010 Long-Term Incentive Plan.

10.3	Form of Restricted Stock Award Agreement under the PlainsCapital Corporation 2010 Long-Term Incentive Plan.

10.4	Form of Restricted Stock Units Award Agreement under the PlainsCapital Corporation 2010 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINSCAPITAL CORPORATION

Date: March 23, 2010	By:	/s/ Allen Custard
	Name:	Allen Custard
	Title:	Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of March 18, 2010, between Roseanna McGill and PlainsCapital Corporation.

10.2	PlainsCapital Corporation 2010 Long-Term Incentive Plan.

10.3	Form of Restricted Stock Award Agreement under the PlainsCapital Corporation 2010 Long-Term Incentive Plan.

10.4	Form of Restricted Stock Units Award Agreement under the PlainsCapital Corporation 2010 Long-Term Incentive Plan.